UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: March 26, 2018

Broadcom Limited

Broadcom Inc.

(Exact name of registrant as specified in its charter)

Singapore Delaware	001-37690 333-222898	98-1254807 35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Inc. 1320 Ridder Park Drive San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone numbers, including area code: (65) 6755-7888; (408) 433-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously announced on November 2, 2017, Broadcom Limited, a public company limited by shares incorporated under the laws of the Republic of Singapore (“Broadcom-Singapore”), has decided to restructure its corporate group to cause the parent company of the group to be a Delaware corporation (the “Redomiciliation”). In order to complete the Redomiciliation, the boards of directors of each of Broadcom-Singapore and Broadcom Inc., a Delaware corporation (formerly known as Broadcom Limited) (“Broadcom-Delaware”), approved the entry by Broadcom-Singapore and Broadcom-Delaware, respectively, into an Implementation Agreement (the “Implementation Agreement”). The Implementation Agreement was executed by Broadcom-Singapore and Broadcom-Delaware on February 28, 2018 and provides for a statutory procedure known as a scheme of arrangement (the “Scheme of Arrangement”) to be implemented by Broadcom-Singapore and Broadcom-Delaware under Singapore law. Shareholders of Broadcom-Singapore approved the Scheme of Arrangement on March 23, 2018, however it remains subject to approval by the High Court of the Republic of Singapore (the “Singapore Court”).

Broadcom-Singapore has made an application to the Singapore Court to approve the Scheme of Arrangement and the application has been directed to be heard before the Singapore Court on April 2, 2018 at 3:30 pm (Singapore Time), at 1 Supreme Court Lane, Singapore 178879 (the “Hearing”). Broadcom-Singapore shareholders who would like information on attending the hearing at the Singapore Court should contact Broadcom-Singapore through the company’s website at
http://investors.broadcom.com/phoenix.zhtml?c=203541&p=irol-IRHome. If the Scheme of Arrangement is approved by the Singapore Court, the Singapore Court will issue an order approving the Scheme of Arrangement (the “Singapore Court Order”) after the Hearing is held. Once Broadcom-Singapore receives the Singapore Court Order and lodges the same with the Accounting and Corporate Regulatory Authority of Singapore, the Scheme of Arrangement will become effective and binding on all shareholders of Broadcom-Singapore.

Pursuant to the Scheme of Arrangement, all issued ordinary shares in the capital of Broadcom-Singapore as of immediately prior to the effective time of the Scheme of Arrangement will be exchanged on a one-for-one basis for newly issued shares of common stock of Broadcom-Delaware, and Broadcom-Singapore will become a subsidiary of Broadcom-Delaware. Additional information regarding the Redomiciliation can be found in Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which Broadcom-Singapore filed on March 9, 2018 with the U.S. Securities and Exchange Commission (the “SEC”). Investors may obtain copies of the current proxy statement, as well as other filings containing information about Broadcom-Singapore and Broadcom-Delaware, without charge, at the SEC’s website (http://www.sec.gov). Copies of these documents may also be obtained without charge from Broadcom-Singapore’s website at http://investors.broadcom.com/phoenix.zhtml?c=203541&p=irol-IRHome.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Limited

Date: March 26, 2018	By:	/s/ Thomas H. Krause, Jr.
Thomas H. Krause, Jr. Chief Financial Officer

Broadcom Inc.

Date: March 26, 2018	By:	/s/ Thomas H. Krause, Jr.
Thomas H. Krause, Jr. Chief Financial Officer